UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2023

BANYAN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Skokie Blvd

Suite 820

Northbrook, Illinois 60062

(Address of principal executive offices)

(847) 757-3812
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Redeemable Warrant	BYN.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	BYN	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	BYN.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 30, 2023, Banyan Acquisition Corporation, a Delaware Corporation (the “Company”) filed a definitive proxy statement (the “Extension Proxy Statement”) for a special meeting of its stockholders scheduled to be held on April 18, 2023 (or any adjournment thereof) (the “Extension Meeting”), at which the Company’s stockholders will vote on, among other things, proposals to amend the Company’s amended and restated certificate of incorporation and trust agreement to extend the date by which the Company has to consummate a business combination (the “Extension Proposals”) from April 24, 2023 to December 24, 2023. The Extension Proxy Statement was mailed on or about March 31, 2023 to the Company’s stockholders of record as of March 24, 2023. Stockholders may obtain a copy of the Extension Proxy Statement at the Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov).

On April 17, 2023, the Company issued a press release announcing that it intends to adjourn, without conducting any business, the Extension Meeting, and to reconvene the Extension Meeting at 10:00 a.m., Eastern time, on April 21, 2023, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. In connection with the adjournment of the Extension Meeting, the Company is extending the deadline for holders of its shares of Class A common stock to exercise their right to redeem their shares for their pro rata portions of the funds available in the Company’s trust account (the “Trust Account”) to 5:00 p.m., Eastern time, on April 19, 2023 (two business days before the adjourned Extension Meeting is to be reconvened ). Any request for redemption, once made by a public stockholder, may not be withdrawn once submitted to the Company unless the Company’s board of directors determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). The Extension Meeting will still be held virtually at https://www.cstproxy.com/banyanacquisition/2023.

Participants in the Solicitation

The Company, Banyan Acquisition Sponsor LLC and the Company’s directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension Meeting. Important information regarding the Company’s directors and executive officers is available in its Extension Proxy Statement filed with the SEC on March 30, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Extension Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information

The Company has filed the Extension Proxy Statement with the SEC for the Extension Meeting to consider and vote upon the Extension Proposals and other matters and, beginning on or about March 31, 2023, mailed the Extension Proxy Statement and other relevant documents to its stockholders as of the March 24, 2023 record date for the Extension Meeting. The Company’s stockholders and other interested persons are advised to read the Extension Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Extension Meeting because these documents will contain important information about the Company, the Extension Proposals and related matters. Stockholders may also obtain a free copy of the Extension Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing your request to Morrow Sodali LLC by telephone by dialing (800) 662-5200 or (203) 658-9400 or by sending an email to BYN.info@investor.morrowsodali.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2023	Banyan Acquisition Corporation

/s/ Keith Jaffee
Keith Jaffee
Chief Executive Officer